FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST, ASSIGNMENT
           OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS FIRST AMENDMENT TO MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Amendment") is entered into as of the effective time and date hereinafter stated (the "Effective Date") by and between TESORO E&P COMPANY, L.P., a Delaware limited partnership with an address for notice hereunder of 8700 Tesoro Drive, San Antonio, Texas 78217 ("Mortgagor") and BANQUE PARIBAS, as Administrative Agent for the benefit of the Issuing Banks and the Lenders, with offices and banking quarters at 1200 Smith, Suite 3100, Houston, Texas 77002 ("Mortgagee"). Any capitalized term used but not defined in this Amendment shall have the meaning assigned to such term in the hereinafter described Credit Agreement.


                                R E C I T A L S


     A. Tesoro Petroleum Corporation (the "Company"), Texas Commerce Bank National Association, as agent and various lenders (the "Prior Lenders") entered into a Credit Agreement dated as of April 20, 1994 (as amended from time to time, the "Prior Credit Agreement"), and Mortgagor and others entered into a Guaranty Agreement dated of even date therewith guaranteeing the prompt and complete payment of the indebtedness and obligations of the Company under the Prior Credit Agreement (the "Prior Guaranty Agreement").

     B. The Prior Credit Agreement and the Prior Guaranty Agreement was secured by, among other things, that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of even date therewith from Tesoro Exploration and Production Company ("TEP") to Stephen H. Field, as Trustee for Texas Commerce Bank National Association, as agent, as Mortgagee ("Prior Mortgagee") for the benefit of the Prior Lenders (the "Mortgage").

     C. The Mortgage was duly recorded in Starr County, Texas on April 25, 1994 in Volume 692, Page 523 of the Official Public Records and in Zapata County, Texas on April 15, 1994 in Volume 497, Page 340 of the Official Records.

     D. TEP subsequently assigned all of its right, title and interest in the Mortgaged Property, as defined in the Mortgage, to Mortgagor.

     E. Of even date herewith, the Company, Banque Paribas, as Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and various lenders (the "Lenders") are entering into an Amended and Restated Credit Agreement (the "Credit Agreement") amending and restating the Prior Credit Agreement and carrying forward the indebtedness thereunder, and Mortgagor and others are entering into an Amended and Restated Guaranty Agreement amending and restating the Prior Guaranty Agreement.

     F. Also of even date herewith, Prior Mortgagee is entering into an Assignment of Liens assigning all of its right, title and interest under the Mortgage to Banque Paribas, as Administrative Agent for the benefit of the Issuing Banks and the Lenders ("Mortgagee").

     G.   Mortgagor and Mortgagee now desire to amend the Mortgage.

     NOW, THEREFORE, in view of the foregoing, Mortgagor and Mortgagee do hereby agree as follows:

     1. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage.

     2.   All references in the Mortgage  to  "this  Mortgage",  as  defined  in
Section 1.02 of the Mortgage shall mean the Mortgage as amended hereby and as the same may from time to time be further amended or supplemented.

     3. All references in the Mortgage to "Mortgagor" shall mean Tesoro E&P Company, L.P.; all references in the Mortgage to "Mortgagee" shall mean Banque Paribas, as Administrative Agent for the benefit of the Issuing Banks and the Lenders; and all references in the Mortgage to "Credit Agreement" shall mean the above-described Credit Agreement as the same may be amended, supplemented or restated from time to time.

     4. Section 1.03 of the Mortgage is amended in its entirety to hereafter read as follows:

          "Section  1.03  Indebtedness  Secured.   This Mortgage is executed and
     delivered  by  Mortgagor  to   secure   and   enforce  the  following  (the
     "Indebtedness"):

          (a) Payment of and performance of any and all indebtedness, obligations and liabilities of Mortgagor pursuant to that certain Amended and Restated Guaranty Agreement dated June 7, 1996 executed by the Mortgagor, among others, in favor of BANQUE PARIBAS, as Administrative Agent for the Issuing Banks and the Lenders (as the same may from time to time be amended, supplemented or otherwise modified, the "Guaranty Agreement"), guaranteeing the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Guaranty Agreement) including, without limitation, the Letters of Credit and the Notes with final maturity on or before April 30, 2000 and any obligations arising under the Hedging Agreements with any Lender or its Affiliates.

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          (b)  Any sums which may be advanced or paid by Mortgagee or any Lender under the terms hereof on account of the failure of Mortgagor to comply with the covenants of the Mortgagor contained herein or in the Credit Agreement; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Mortgage."

     5. Mortgagor hereby confirms that it has heretofore granted, bargained, sold, assigned, mortgaged, warranted, transferred and conveyed to Trustee for the benefit of Mortgagee, and granted a security interest to Mortgagee in, the Mortgaged Property, and Mortgagor further grants, bargains, sells, assigns, mortgages, warrants, transfers and conveys to Trustee for the benefit of Mortgagee, and grants a security interest to Mortgagee in, the Mortgaged Property, to Mortgagee on behalf of the Lenders to secure the payment and performance of the Indebtedness as defined herein.

     6. Mortgagor hereby confirms that it has heretofore absolutely and unconditionally assigned, transferred and conveyed and does hereby absolutely and unconditionally assign, transfer and convey to Mortgagee, its successors and assigns, all of the Hydrocarbons and all products obtained or processed therefrom, and the revenues and proceeds now and hereafter attributable to the Hydrocarbons and said products and all payments in lieu of the Hydrocarbons such as "take or pay" payments or settlements.

     7. The parties hereto hereby acknowledge and agree that except as specifically amended, changed or modified hereby, the Mortgage shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Mortgage are hereby released, diminished or impaired, and Mortgagor hereby reaffirms all covenants, representations and warranties made in the Mortgage.

     8. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.

                                      -3-

     EXECUTED the ___ day of June, 1996, to be effective as of the 7th day of June, 1996 (the "Effective Date").

                              MORTGAGOR:

                              TESORO E&P COMPANY, L.P.

                              By: Tesoro Exploration and Production Company, its general partner



                                   By: /s/ G. A. Wright
                                   Name:     G. A. Wright
                                   Title:    Vice President and Treasurer


                              MORTGAGEE:

                              BANQUE PARIBAS, AS ADMINISTRATIVE AGENT



                              By: /s/ Brian Malone
                              Name:     Brian Malone
                              Title:    Vice President



                              By: /s/ Barton D. Schouest
                              Name:     Barton D. Schouest
                              Title:    Group Vice President

                                      -4-

STATE OF TEXAS

COUNTY OF HARRIS

     The foregoing instrument was acknowledged before me the 7th day of June, 1996 by G. A. Wright, Vice President and Treasurer of TESORO EXPLORATION AND PRODUCTION COMPANY, a Delaware corporation, on behalf of such corporation.


Seal:                         /s/ Linda Daugherty
                              Notary Public in and for the
                              State of Texas


STATE OF TEXAS

COUNTY OF HARRIS

     The foregoing instrument was acknowledged before me the 7th day of June, 1996 by Brian Malone, Vice President of BANQUE PARIBAS, a bank organized under the laws of France, acting through its Houston, Texas agency, on behalf of such bank.


                              /s/ Linda Daugherty
Seal:                         Notary Public in and for the
                              State of Texas

STATE OF TEXAS

COUNTY OF HARRIS

     The foregoing instrument was acknowledged before me the 7th day of June, 1996 by Barton D. Schouest, Group Vice President of BANQUE PARIBAS, a bank organized under the laws of France, acting through its Houston, Texas agency, on behalf of such bank.


Seal:                         /s/ Linda Daugherty
                              Notary Public in and for the
                              State of Texas

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